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                                          [LOGO]

February 25, 1998
Via Facsimile & Certified Mail

Mr. Bob Arnot
I.C. Isaacs & Co., L.P.
3840 Bank Street
Baltimore, MD 21224-2522

   RE: International Exclusive License Agreement for I.C. Isaacs Europe S.L.
                                Retail Stores

Dear Bob:

Effective immediately for the current Contract Year in progress and subsequent Contract Years, this letter will confirm our agreement that BHPC Marketing, Inc. will base performance of this International Exclusive License Agreement on the payment of Monthly Guaranteed Royalty Payments rather than the achievement of Guaranteed Net Shipments. BHPC further agrees that in the event I.C. Isaacs Europe S.L. does not achieve the Guaranteed Target Net Shipments, BHPC Marketing, Inc. will not terminate subject agreement.

It is further stated that Section 7. Guarantees is amended as follows:


          Guaranteed                   Guaranteed    Guaranteed
          Target        Guaranteed     Annual        Monthly
          Net           Net            Royalty       Royalty
          Shipments     Shipments      Payments      Payments
          -----------   ----------     -----------   -----------
1998      $500,000      $500,000       $40,000.00    $2,500.00*
1999      $800,000      $800,000       $64,000.00    $5,333.33
2000      $1,000,000    $1,000,000     $80,000.00    $6,666.67


*NOTE: Commencement March 1, 1998. Should you have any questions, please do not hesitate to call me.

Sincerely,

BHPC Marketing, Inc.    The foregoing is agreed to and accepted as setting
/s/ Don Garrison        for the agreement of the undersigned with respect
------------------      to the matters set forth above.
   Don Garrison
   Vice President


                    by: /s/ Robert Arnot                             2/27/98
                        ---------------------------------------      --------
                        Robert Arnot, Chairman of the Board          DATE
                        and Co-CEO
                        I.C. Isaacs & Co., Inc.


                    by:
                        ---------------------------------------      --------
                        Gerald Lear, President/C.E.O.                DATE
                        I.C. Isaacs & Co., L.P.